UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 10, 2014

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 and 4 through 7 are not applicable and therefore omitted.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 10, 2014, Qumu Corporation (the “Company”) entered into an Amendment No. 2 dated as of March 10, 2014 (the “Amendment”) to the Rights Agreement, dated as of September 17, 2003 by and between the Company and Wells Fargo Bank Minnesota, N.A. as rights agent, as amended by Amendment No. 1 dated September 11, 2013 (collectively the “Rights Agreement”). The Amendment was approved by the Company’s Board of Directors on March 10, 2014.

The Amendment changes the “Final Expiration Date” in Section 7(a) of the Rights Agreement from September 16, 2016 to March 21, 2014, effectively terminating the Rights Agreement as of that date.

This foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The summary of the Amendment in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 8.01    OTHER EVENTS.

On March 10, 2014, the Company issued a press release relating to the Amendment, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
4.1	Amendment No. 2 dated March 10, 2014 to Rights Agreement by and between Qumu Corporation and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

99.1	Press Release of Qumu Corporation dated March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black, Chief Executive Officer

Dated:  March 10, 2014